UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2024

Mach Natural Resources LP

(Exact name of registrant as specified in its charter)

Delaware	001-41849	93-1757616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14201 Wireless Way, Suite 300, Oklahoma City, Oklahoma	73134
(Address of principal executive offices)	(Zip Code)

(405) 252-8100

Registrant’s telephone number, including area code

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	MNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Acts. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2024, Mach Natural Resources LP (the “Company”) entered into (i) the first amendment (the “First Term Loan Amendment”) to the senior secured term loan credit agreement, dated as of December 28, 2023 (the “Term Loan Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto, Texas Capital Bank, as the administrative agent, and Chambers Energy Management, LP, as the loan commitment arranger, and (ii) the first amendment (the “First RCA Amendment”) to the senior secured revolving credit agreement, dated as of December 28, 2023 (the “Revolving Credit Agreement”), among the Company, the guarantors party thereto, the lenders party thereto and MidFirst Bank, as the administrative agent.

The First Term Loan Amendment amends the Term Loan Credit Agreement to, among other things, provide for commitments from the lenders party to the First Term Loan Amendment to make up to an aggregate amount of $75 million in Additional Loans (as defined in the First Term Loan Amendment).

The First RCA Amendment amends the Revolving Credit Agreement to, among other things, permit the Company to incur the Additional Loans and modify certain definitions relating to the Company’s hedging arrangements. The First RCA Amendment also reaffirms the Company’s borrowing base at $75 million.

The foregoing descriptions of the First Term Loan Amendment and the First RCA Amendment are summaries only, do not purport to be complete, and are qualified in their entirety by reference to the full text of each agreement, which are filed herewith as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K (this “Report”) and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	First Amendment to Term Loan Credit Agreement, dated August 26, 2024, among Mach Natural Resources LP, the guarantors party thereto, the lenders party thereto, Texas Capital Bank, as the administrative agent, and Chambers Energy Management, LP, as the loan commitment arranger.
10.2	First Amendment to Revolving Credit Agreement, dated August 26, 2024, among Mach Natural Resources LP, the guarantors party thereto, the lenders party thereto and MidFirst Bank, as the administrative agent.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

 † Certain of the schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mach Natural Resources LP

	By:	Mach Natural Resources GP LLC,
its general partner

Dated: August 30, 2024	By:	/s/ Tom L. Ward
		Name:	Tom L. Ward
		Title:	Chief Executive Officer

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